UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

NorthStar/RXR New York Metro Real Estate, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-200617 (Commission File Number)	46-5183321 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2017, the board of directors (the “Board”) of NorthStar/RXR New York Metro Real Estate, Inc. (“NorthStar/RXR”) approved the renewal of the advisory agreement (the “Advisory Agreement”) by and among NorthStar/RXR, NorthStar/RXR Operating Partnership, LP, NorthStar/RXR’s operating partnership, CNI NS/RXR Advisors, LLC (formerly NSAM J-NS/RXR Ltd), NorthStar/RXR’s advisor (the “Advisor”) and Colony NorthStar, Inc. (formerly NorthStar Asset Management Group Inc.), NorthStar/RXR’s co-sponsor. The Advisory Agreement was renewed for an additional one-year term commencing on June 30, 2017 upon terms identical to those in effect through June 30, 2017. Pursuant to the Advisory Agreement, the Advisor will continue to perform day-to-day operational and administrative services for NorthStar/RXR, including asset management services, acquisition services and stockholder services. In addition, subject to the terms of the Advisory Agreement, RXR NTR Sub-Advisor LLC (the “Sub-Advisor”), an affiliate of NorthStar/RXR’s co-sponsor, RXR Realty LLC, will continue to provide certain services delegated to it by the Advisor, including certain investment, portfolio and property management services on NorthStar/RXR’s behalf, pursuant to the Sub-Advisory Agreement among NorthStar/RXR, the Advisor, the Sub-Advisor and the other parties named therein. The Sub-Advisory Agreement automatically renews on an annual basis unless otherwise terminated in accordance with its terms.

The foregoing descriptions of the Advisory Agreement and the Sub-Advisory Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Advisory Agreement and the Sub-Advisory Agreement filed as Exhibit 10.1 to NorthStar/RXR’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 9, 2017 and Exhibit 10.11 to NorthStar/RXR’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 21, 2017, respectively, which agreements are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2017, NorthStar/RXR amended its Second Articles of Amendment and Restatement to modify the definition of “Independent Director” to comply with a request from a state securities administrator. As described in Item 5.07 below, the stockholders of NorthStar/RXR approved the amendment at the 2017 Annual Meeting of Stockholders held on June 22, 2017 (the “Annual Meeting”). The amendment became effective upon the filing of the Articles of Amendment to the Second Articles of Amendment and Restatement of NorthStar/RXR (the “Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland on June 26, 2017.

The foregoing description of the Articles of Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Articles of Amendment, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) NorthStar/RXR held its Annual Meeting on June 22, 2017. At the close of business on April 11, 2017, the record date for the Annual Meeting, there were 1,880,653 shares of NorthStar/RXR’s common stock outstanding and entitled to vote. Holders of 1,023,928 shares of common stock, representing a like number of votes, were present at the Annual Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders were as follows:

Proposal 1. At the Annual Meeting, the following individuals were elected to the Board to serve until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld

Daniel R. Gilbert	992,448	31,480
Scott H. Rechler	1,018,695	5,233
Dianne Hurley	1,018,695	5,233
Lawrence J. Waldman	997,698	26,230
Winston W. Wilson	1,018,695	5,233

NorthStar/RXR received no broker non-votes for the five director nominees.

Proposal 2. At the Annual Meeting, NorthStar/RXR’s stockholders approved an amendment to NorthStar/RXR’s Second Articles of Amendment and Restatement to modify the definition of “Independent Director” to comply with a request from a state securities administrator, by the following vote:

Votes For	Votes Against	Abstain
1,009,347	5,233	9,348

NorthStar/RXR received no broker non-votes for the proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to the Second Articles of Amendment and Restatement of NorthStar/RXR New York Metro Real Estate, Inc., filed on June 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar/RXR New York Metro Real Estate, Inc.

Date: June 28, 2017	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment to the Second Articles of Amendment and Restatement of NorthStar/RXR New York Metro Real Estate, Inc., filed on June 26, 2017.